UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Original Report (Date of earliest event reported): May 18, 2016

The Mint Leasing, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52051	87-0579824
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

323 N. Loop West

Houston, Texas 77008

 (Address of principal executive offices)

(713) 665-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.02 Termination of a Material Definitive Agreement

On April 25, 2016, The Mint Leasing, Inc., (the “Company”) filed disclosures on Form 8-K disclosing several material agreements entered into between the Company and third parties. In filing the Form 8-K, the Company inadvertently included information considered confidential by a Nissan North America, Inc. (“Nissan”). The Company believes there was a reasonable and proper basis to make the disclosure as a materially definitive agreement. Nevertheless, Nissan has taken the position that the Company’s disclosure of the information constituted a violation of the underlying Nissan Fleet Agreement (the “Agreement”) and has since declared the Agreement was breached by the Company. As of this filing, the Agreement between Nissan and the Company is deemed terminated. The Company does not anticipate any early termination penalties as a result of the Agreement’s termination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MINT LEASING, INC.

Date: May 18, 2016	By: /s/ Jerry Parish
Jerry Parish President, CEO and CFO